Exhibit 24.2

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Dr. Lionel Reilly or Neal Soderquist, or either of them, attorney-in-fact for me and in my name and on my behalf to sign the Registration Statement on Form S-1 of PROFESSIONAL VETERINARY PRODUCTS, LTD. and any amendment or supplement thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and to file any such amendment to the Registration Statement, all exhibits and documents required in connection therewith with the SEC, and generally do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present in connection with the registration of the common stock of Professional Veterinary Products, Ltd.

     IN WITNESS WHEREOF, I have hereunto set my hand this        day of November, 2004.

/s/ Chester L. Rawson
Chester L. Rawson

STATE OF	)
	)	ss.
COUNTY OF	)

     On this        day of November, 2004, before me, a Notary Public qualified for said county, personally came Chester L. Rawson, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

Notary Public My commission expires: